Exhibit 99.01

Media Contact: Jen Bernier-Santarini MIPS Technologies, Inc. +1 408 530-5178 jenb@mips.com	Investor Contact: Maury Austin MIPS Technologies, Inc. +1 408 530-5200 ir@mips.com

MIPS Technologies’ First Quarter Earnings Grow Sequentially

SUNNYVALE, Calif. – October 27, 2011 – MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for digital home, networking and mobile applications, today reported consolidated financial results for its first fiscal quarter of 2012 ended September 30, 2011. All financial results are reported in U.S. GAAP unless otherwise noted.

Summary First Quarter Fiscal 2012 Financial Metrics:

•	Revenue was $17.2 million, a quarter-to-quarter decrease of 2 percent
•	Licensee royalty units grew to 173 million units from 165 million units in Q4’11
•	Non-GAAP net income was $2.6 million or $0.05 per share; up $0.01 per share from Q4’11
•	Cash and investment balances ended the quarter at $106.7 million

Fiscal first quarter revenue from royalties was $13.0 million, while license revenue was $4.2 million. The Company’s fiscal Q1 GAAP net income was $0.5 million or $0.01 per share compared to $0.7 million and $0.01 per share in the fourth quarter of fiscal 2011.

Non-GAAP net income in the first quarter of fiscal 2012, which excludes certain stock and non-recurring charges, was $2.6 million or $0.05 per share, compared with $2.3 million or $0.04 per share in the fourth quarter of fiscal 2011. The tables below provide a reconciliation of non-GAAP measures used in this press release to the corresponding GAAP results.

“In the first quarter, we achieved our forecast financial goals and continued to strengthen our solution offerings. While our financial performance in the first quarter continues to mirror the overall consumer electronics and network infrastructure economic environment, we are confident in MIPS’ long-term market opportunity,” said Sandeep Vij, chief executive officer, MIPS Technologies.

MIPS Technologies invites you to listen to management’s discussion of first quarter 2012 results, as well as guidance for the second quarter of fiscal 2012, in a live conference call beginning today at 1:45 p.m. Pacific:

•	Live webcast (listen-only): visit https://e-meetings.verizonbusiness.com; conference number 8392257; passcode: MIPS
•	Live conference call: dial 312-470-0125; password: MIPS
•	Replay call (available for 30 days shortly following the end of the conference call): dial 203-369-3375; password: MIPS

An audio replay of the conference call will also be posted on the company’s website at www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for digital home, networking and mobile applications. The MIPS architecture powers some of the world’s most popular products, including broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements about future technology and growth. These forward-looking statements include MIPS Technologies’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS’ ability to develop, introduce and market new products and product enhancements, the level of demand for semiconductors and end-user products that incorporate semiconductors and our ability to compete effectively with larger companies and other companies that are active in our markets. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

MIPS is a trademark or registered trademark of MIPS Technologies, Inc. in the United States and other countries.

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2011	June 30, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$57,802	$69,202
Short-term investments	48,874	40,194
Accounts receivable, net	4,395	2,619
Prepaid expenses and other current assets	1,731	1,615
Total current assets	112,802	113,630
Equipment, furniture and property, net	2,254	2,014
Goodwill	565	565
Other assets	4,419	5,418
Total assets	$120,040	$121,627
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,069	$1,684
Accrued liabilities	5,069	8,127
Deferred revenue	1,647	1,812
Total current liabilities	7,785	11,623
Long-term liabilities	5,048	5,231
Stockholders’ equity	107,207	104,773
Total liabilities and stockholders’ equity	$120,040	$121,627

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,
	2011	2010
Revenue:
Royalties	$12,979	$13,614
License and contract revenue	4,238	8,925
Total Revenue	17,217	22,539
Costs and expenses:
Cost of sales	261	586
Research and development	7,906	5,861
Sales and marketing	4,831	3,913
General and administrative	3,264	3,152
Total costs and expenses	16,262	13,512
Operating income	955	9,027
Other income (expense), net	53	(64)
Income before income taxes	1,008	8,963
Provision for income taxes	485	1,347
Net income	$523	$7,616
Net income per share, basic	$0.01	$0.16
Net income per share, diluted	$0.01	$0.16
Common shares outstanding, basic	52,660	46,864
Common shares outstanding, diluted	53,690	48,917

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)
(unaudited)

		Three Months Ended September 30, 2011	Three Months Ended June 30, 2011	Three Months Ended September 30, 2010
	GAAP net income	$523	$728	$7,616
	Net income per basic share	$0.01	$0.01	$0.16
	Net income per diluted share	$0.01	$0.01	$0.16
(a)	Stock-based compensation expense	1,541	1,445	894
(b)	Severance adjustment	312	—	—
(c)	Expenses related to stockholder activities	265	—	—
(d)	Tax on change in legal structure	—	98	—
	Non-GAAP net income	$2,641	$2,271	$8,510
	Non-GAAP net income per basic share	$0.05	$0.04	$0.18
	Non-GAAP net income per diluted share	$0.05	$0.04	$0.17
	Common shares outstanding – basic	52,660	52,505	46,864
	Common shares outstanding – diluted	53,690	54,161	48,917

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding stock-based compensation expense, severance, expenses related to stockholder activities, and tax on change in legal structure provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)
This adjustment reflects the stock-based compensation expense.  For the first quarter of fiscal 2012 ending September 30, 2011, $1.5 million stock-based compensation expense was allocated as follows: $463,000 to research and development, $496,000 to sales and marketing and $582,000 to general and administrative.  For the fourth quarter of fiscal 2011 ending June 30, 2011, $1.5 million stock-based compensation expense was allocated as follows: $416,000 to research and development, $475,000 to sales and marketing and $554,000 to general and administrative.  For the first fiscal quarter of fiscal 2011 ending September 30, 2010, $894,000 stock-based compensation expense was allocated as follows: $291,000 to research and development, $231,000 to sales and marketing and $372,000 to general and administrative.

(b)	This adjustment reflects the severance to the Company’s former executive allocated to sales and marketing.

(c)	This adjustment reflects the expenses in response to our activities and inquiries of Starboard Value LP allocated to general and administrative.

(d)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

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